Exhibit 10.2

                                LICENSE AGREEMENT

This License Agreement (this "AGREEMENT") is made and entered into on 2nd day of February, 2012 (the "EFFECTIVE DATE"), by and between TEL HASHOMER - MEDICAL RESEARCH, INFRASTRUCTURE AND SERVICES LTD., a private company duly incorporated under the laws of the State of Israel having its registered office at Tel Hashomer, 52621, Israel ("THM" or the "LICENSOR"); and ORGENESIS LTD. (or any other name as may be agreed and approved by the Companies Registrar), a private company to be incorporated under the laws of the State of Israel, to have its registered office at __________________, Israel (the "COMPANY" or "LICENSEE") represented by __________________. Each of the Licensor and the Company is a "PARTY" and together they are the "PARTIES" hereunder.

WHEREAS: THM was established for the purpose of promoting the welfare of the Sheba Medical Center (the "HOSPITAL"); AND

WHEREAS: Upon the request of the Hospital and the Fund,  as defined  below,  THM undertook to act as the operational body of the Hospital and the Fund, with respect to promotion, development and commercialization of intellectual property deriving from inventions of the Hospital's and/or the Fund's employees; AND

WHEREAS: The Company was established by the Parent Company (as defined below), and shall engage in the design, development and commercialization of the Licensed Information, as defined below, in accordance with this Agreement; AND

WHEREAS: Dr. Sara Ferber, ID No. 67278234 ("FERBER"), has conceived, during the period, and as a result, of her employment with the Hospital and/or the Fund, the Invention, as defined below, and as fully described in the Patents applications attached to this Agreement as APPENDIX A and constituting an integral part hereof; AND

WHEREAS: The Patents, as defined below, were filed in Ferber's name as the sole owner, even though THM has full ownership rights in and to the Licensed Information as the trustee of the Hospital and/or the Fund, all as specified in Ferber's Agreement, as defined below and attached as APPENDIX B; AND

WHEREAS: At the date of execution hereof, Ferber has transferred and assigned, in accordance with Ferber's Agreement, all rights, title and interest in and to the Patents to THM, and for such purpose undertook to execute any and all documents including assignment documents as required to register the ownership in and to the Patents in the name of THM in any patent registry or other regulatory authority in the world; AND

WHEREAS: THM affirms that: (i) according to the Ferber's Agreement, as such term is defined below, THM has been assigned with full ownership rights in and to the Licensed Information, as the trustee of the Hospital and/or the Fund and as a result thereof THM received full ownership rights in and to the Licensed Information; (ii) it has not sold, transferred and/or assigned any rights to the Licensed Information to any third party; and (iii) it has not disclosed any Confidential Information regarding any of the Licensed Information to any third party save for as specified in APPENDIX C attached hereto; AND

WHEREAS: Based on the foregoing, the Company desires to obtain from the Licensor, and the Licensor agrees to grant to the Company, an exclusive worldwide license in respect of the Licensed Information, for the purpose of developing, selling and distributing the Products, as defined below, all subject to and in accordance with the provisions hereof.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND UNDERTAKINGS HEREIN CONTAINED, THE PARTIES HEREBY AGREE AND STIPULATE AS FOLLOWS:
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     1.   PREAMBLE AND DEFINITIONS:

     1.1 The Preamble to this Agreement as well as all the Agreement's appendices constitutes an integral part thereof. The terms specified in the Preamble, which are defined hereinafter, shall be interpreted according to the meaning ascribed to them hereinafter.

     1.2  The   descriptive   headings  of  this   Agreement  are  inserted  for
          convenience only and shall not be considered a part or affect the interpretation of this Agreement.

     1.3 In addition to terms defined elsewhere in this Agreement, its Preamble and its appendices, the following terms shall have the meaning ascribed to them hereinafter:

          1.3.1"AFFILIATE" shall mean, with respect to a party, any person, organization or entity controlling, controlled by or under common control with, such party. For purposes of this definition only, "control" of another person, organization or entity shall mean when a person, organization or entity: (i) owns or directly controls more than fifty percent (50%) of the outstanding voting stock or other ownership interest of the other organization or entity; or (ii) possesses, directly or indirectly, the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the organization or other entity.

          1.3.2"CONFIDENTIAL INFORMATION": all information, data and results, whether verbal, written or electronic, obtained and/or generated by a Party in connection with this Agreement or the Licensed Information, as well as all confidential business information of the Parties, and all information, data, discussions, and events related to or arising from the Company's Board of Directors (the "BOARD") meetings.

          1.3.3"FERBER'S  AGREEMENT" - the agreement attached hereto as APPENDIX
               B, between Ferber and THM, according to which Ferber has transferred and assigned any and all rights, title and interest in and to the Patents to THM.

          1.3.4"FIRST COMMERCIAL SALE": with respect to any Product in any country, the first commercial sale of a Product in such country after FDA Approval for marketing, or the equivalent approval in such country, has been obtained, provided that the term "FIRST COMMERCIAL SALE" shall not include a reasonable amount of samples distributed for free for demonstration purposes provided however that Licensor shall be furnished with a detailed report relating to such distribution and such report shall be include all the details specified in Section 5.6.1, with respect to reports on Net Sales.

          1.3.5"FUND": "Medical Research  Infrastructure  Development and Health
               Services  Fund  by  the  Sheba  Medical  Center",   a  non-profit
               organization incorporated under the laws of the State of Israel.

          1.3.6"INVENTION":   drawings,    specifications,    samples,   models,
               processes, procedures, instructions, technology, applied development engineering data, reports, inventions, manufacturing files, know-how and trade secrets and all other technical or commercial information, data and documents, as fully specified in the Patents , all as developed by or under the supervision of Ferber, and owned by the Licensor pursuant to the assignment to the Licensor as specified in the Ferber Agreement including any intellectual property rights thereto.

          1.3.7"LICENSED INFORMATION": the Invention, whether or not protected by patent or patent applications and the Licensed Patents.

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          1.3.8"NET SALES":  the total amount  actually  invoiced by the Company and by each Sublicensee, in connection with the sale of Products on a country-by-country basis, after deduction of: (i) value added taxes and any other sales taxes applicable to such sale;
               (ii) amounts credited by a credit note; provided that: (a) with respect to sales which are not at arms-length and/or are not according to the current market conditions for such a sale, the term "NET SALES" shall mean the total amount that would have been paid in an arms-length sale made according to the current market conditions for such sale or according to market conditions for sale of products similar to the Products, after deduction of the deductions listed in (i) through (ii) above; and (b) with respect to sales by the Company and/or a Sublicensee, as applicable, to any affiliated entity, the term, "NET SALES" shall mean the higher of: (i) "Net Sales", as defined above in paragraph (a) and
               (ii) the total amount invoiced by such affiliated entity on resale to an independent third party purchaser, after deduction of the deductions listed in (i) through (ii) above.

          1.3.9 "NEW INVENTIONS": shall mean (i) the results of activities carried out by the Company or by third parties at the direction of the Company (including any invention, patent or patent application, product, material, method, process, technique, know-how, data, information or other result which does not form part of the Licensed Information, discovered in the course of or arising from such activities carried out by the Company or by third parties at the direction of the Company, including any regulatory filing filed, or approval obtained, by the Company or a Sublicensee) in respect of the Products, as well as any information, material, results, devices and know-how arising therefrom; and (ii) any inventions, improvement, development or enhancement based upon, consists of, comprises, contains or incorporates the Licensed Information made by the Company, Ferber or any other employee or agent of Sheba on behalf of the Company following the Effective Date ,provided however that with respect to Ferber and Sheba's employees such invention shall be deemed a "New Invention" only as long as they are Sheba's employees or where under the laws, regulations, and/or guidelines or directives of any regulatory authority, such invention belongs to Sheba.

          1.3.10"PATENTS"  or   "LICENSED   PATENTS":   the  U.S.,   foreign  or
                international patent or patent applications set forth on APPENDIX A attached hereto and relating to the Invention: (i) all improvements, updates, modifications and enhancements thereto made by the Licensor or Ferber until the Effective Date (if any); (ii) all provisional applications, continuations, continuations-in-part, divisions, reissues, renewals, and patents granted thereon, all patents-of-addition, reissue patents, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof, all related to the foregoing. Subject to the provisions of this Agreement, APPENDIX A shall include and shall be updated from time to time to reflect inclusion of new Licensed Patents.

          1.3.11"PRODUCTS": any (i) product, proceSs or service using cell therapy for diabetes treatment (including any composition, any services, any procedure and protocols), that incorporates and/or makes any use of the Licensed Information, and (ii) any such product process or service developed, manufactured, produced, marketed, distributed and/or licensed by an Affiliate, again provided that it incorporates and/or makes any use of the Licensed Information.

          1.3.12"SHEBA": the Fund and/or the Hospital, and their employees, representatives, agents and contractors.

          1.3.13"SUBLICENSE": shall mean the grant of any right or license and any agreement executed, by the Company to or with any entity, permitting any use of the Licensed Information and/or the Products (or any part thereof) including for the development

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                and/or manufacture AND/or marketing and/or  distribution  and/or sale of Licensed Information or the Products and the term "SUBLICENSEE" shall be construed accordingly.

          1.3.14"SUBLICENSE FEE":  consideration of any type or nature, received
                (for the removal of doubt, whether received before or after the First Commercial Sale in any country) by the Company in return for or in connection with the grant of Sublicenses or the grant of an option for a Sublicense, and excluding amounts received by the Company which are included under the definition of "NET SALES" based on sales of the Products by Sublicensees, in respect of which the Company has paid royalties to the Licensor according to this Agreement; Sublicense Fee shall include any lump sums, revenues from Licensing Fees, milestone payments, etc. For the sake of clarity, it is hereby acknowledged and agreed that "SUBLICENSE FEE" shall not be payable on any consideration if the Sublicense Fee: (a) is paid for research and development according to the Company's reasonable work plan ("R&D CONSIDERATION"), provided however that such research and development shall be reasonably performed by the Company, its Affiliate, and/or a third party, on behalf of the Company as a contractor. The Licensor shall be entitled to verify such performance by the Company, an Affiliate or a third party, at the end of such research and development according to the Company's work plan, by written records to be provided by the Company to the Licensor, at the Licensor's reasonable request; it is hereby clarified that the Company shall pay Sublicensing Consideration, as defined below, with respect to such R&D Consideration only if the R&D Consideration shall exceed the reasonable consideration for such research and development by more than 15% (fifteen percent); or (b) is an actual injection of funds into the Company in the manner of equity funding, provision of loans, including from a financial institution, by means of provision of a bank loan, a credit facility and debentures.

2.   GRANT OF LICENSE AND SUBLICENSING:

     2.1 Subject to the terms and conditions set forth herein, the Licensor hereby grants to the Company, a worldwide royalty bearing, exclusive license to the Licensed Information, with the right to sublicense (subject to the provisions of this Agreement), and to make commercial use of the Licensed Information and any other intellectual property rights related thereto, all in order to develop, manufacture, produce, use, market, commercialize, lease, sell, distribute, export, import and otherwise utilize the Products (the "LICENSE").

     2.2 The License shall remain in force, during the term of this Agreement as specified in Section 8.1 hereunder, unless previously terminated according to the terms hereunder.

     2.3 The Company shall be entitled to grant a Sublicense subject to the following terms:

          2.3.1 The Sublicense is granted according to a written appropriate and binding Sublicensing agreement that: (i) is as protective of Licensor's rights as the terms and conditions of this Agreement;
                (ii) is consistent with the terms of the License and this Agreement; and (iii) includes, INTER ALIA, the following terms:
                (a) the Sublicense shall expire automatically upon termination of the License for any reason, or shall be converted to a license directly with the Licensor, at the option of Licensor, if this Agreement terminates; (b) provisions relating to Confidentiality similar to those specified herein; (c) the Sublicensee shall have no claims and/or demands of whatever type and nature against the Licensor, including in the event of termination of the License by the Licensor; (d) provisions entitling the Company to terminate the Sublicense according to the terms entitling THM to terminate the License; and (e) all terms required in order to enable the Company to perform its obligations hereunder.

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          2.3.2 In the event the  consideration  shall be non-monetary,  THM and the Company shall agree upon the value of such non-monetary consideration (the "VALUE") and THM shall be entitled to its share of the Value according to the rates specified in Section
                5.1.2 below, which shall be paid to it within 60 (sixty) days of the completion of such transaction. Should THM and the Company not reach agreement as to the Value, then the Value shall be decided upon by an external assessor acceptable to both THM and the Company.

          2.3.3 The draft of the Sublicense Agreement, in substantially the final form, shall be furnished to THM, for informational purposes only, prior to the execution of a Sublicense Agreement. The Sublicensing Agreement shall be provided to THM in the final form immediately following execution thereof.

          2.3.4 The Sublicense is being granted in a bona fide arms-length commercial transaction.

     2.4 For the removal of doubt, and without derogating from any of the Licensor's rights, it is hereby agreed by the Parties that notwithstanding anything to the contrary in this Agreement, the Licensor and/or the Fund and/or the Hospital shall be entitled to use the Licensed Information for academic and/or scholarly purposes, provided that the Licensor: (a) continues to hold full ownership rights to the Invention and the Licensed Information; (b) does not sell, transfer or assign any of its rights to the Invention and/or the Licensed Information to any third party; (c) does not disclose any Confidential Information regarding the Invention to any third party, except that Confidential Information disclosed to the employees of the Fund, the Hospital and/or THM; (d) continues to be able to make the representations it makes in Section 3 below; (e) is able to continue to fulfill all of its obligations pursuant to this Agreement; (f) the Licensor shall own any and all new intellectual property resulting from such academic and/or scholarly purposes;.

3.   LICENSOR'S WARRANTIES, PROPRIETARY RIGHTS AND DISCLAIMERS:

     3.1  THM represents and warrants that:

          3.1.1 (i) It has been assigned, as the trustee of the Hospital and the Fund, with any and all rights, title and interest in and to the Licensed Information, including any and all copyright, patent and patent applications, and all rights and interest in and to any and all drawings, plans, diagrams, tables, specifications, all as specified in the Ferber Agreement; (ii) it has not received a written notice that the use of the Licensed
                Information infringes any patents, copyrights and/or other intellectual property rights of any third party, save for as specified in Ferber's Agreement; and (iii) it has not received a written notice that any third party is currently infringing of its intellectual property rights with regard to the amount of the Licensed Information, save for as specified in Ferber's Agreement.

          3.1.2 It has the authority to enter into this Agreement;

          3.1.3 It was solely empowered by the Hospital and the Fund to license the Licensed Information hereunder;

          3.1.4 No representation or warranty by it in this Agreement, or in any written statement or certificate or other instrument furnished to the Company by the Licensor pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains, or will contain, any untrue statement and/or omission of a material fact; and

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          3.1.5 Other than the licenses granted herein,  THM has not granted any licenses  or  other  rights,  nor has any  obligation  to  grant
                licenses,   or  other   rights  in  relation  to  the   Licensed
                Information.

     3.2 It is agreed by the Parties that THM is and shall remain the sole owner of the Licensed Information.

     3.3 NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY OF THE LICENSOR THAT: (I) ANY PATENT APPLICATION RELATING TO THE LICENSED INFORMATION, SHALL BE GRANTED OR THAT ANY PATENT OBTAINED RELATING TO THE LICENSED INFORMATION SHALL BE VALID OR AFFORD PROPER PROTECTION AND (II) THAT ANY USE OF ANY LICENSED INFORMATION OR ANY PATENT APPLICATION RELATING TO THE LICENSED INFORMATION, INCLUDING THE PATENTS, WILL NOT INFRINGE THE RIGHTS OF ANY THIRD PARTY.

     3.4  Ownership of New Inventions shall be as follows:

          3.4.1 New Inventions made exclusively by the Company and/or an employee or agent of the Company, other than Ferber and/or other than any other employee of Sheba, shall be exclusively owned by the Company.

          3.4.2 New Inventions made exclusively by Ferber or any other employee or agent of Sheba, or made jointly by Ferber, or any other employee or agent of Sheba and by the Company shall be jointly owned by the Company and by THM, in trust for the Hospital and/or the Fund, in proportion to the respective parties contribution to the New Invention, and the THM's share in such jointly owned New Invention shall constitute part of the Licensed Information and/or the Licensed Patents and shall be exclusively licensed to the Licensee pursuant to the terms of this Agreement.

     4.   CONFIDENTIALITY AND NON-USE:

          4.1 Each of the Parties shall: (i) not disclose and/or transfer and/or reveal the Confidential Information to any third Party;
               (ii) not use and/or copy and/or reproduce the Confidential Information in any fashion except as reasonably necessary to perform and exercise its rights and obligations under this Agreement; (iii) take all necessary actions, consistent with its protection of its own confidential and proprietary information (but in no event exercise less than reasonable care) to prevent unauthorized disclosure of the Confidential Information; and (iv) disclose the Confidential Information to any of its Sublicensees, personnel, employees, representatives, officers, shareholders of THM, the management of the Hospital and/or the management of the Fund and advisors (the "PERMITTED PERSONNEL") on a need-to-know basis, provided that each of the above is bound by a written undertaking of confidentiality and non-use with terms which are at least as restricting as those specified herein, all during the period of this Agreement and for a term of seven (7) years following its term or termination. For the removal of doubt, it is hereby clarified that the receiving Party shall be responsible and liable to the disclosing Party for any breach of the above obligation of confidentiality being committed by the Permitted Personnel as if such breach was committed by the receiving Party itself. This above restriction of confidentiality shall not apply to Confidential Information which: (i) is or becomes public domain through no act or omission of the receiving Party; and/or
               (ii) was lawfully obtained by the receiving Party from another source; and/or (iii) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party, as evidenced in written records; and/or (iv) was independently discovered or developed by the receiving Party without the use of Confidential Information of the disclosing Party; and/or (v) is required to be disclosed pursuant to any statute, regulation, order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to the disclosing Party as soon as practicable in order to afford the disclosing Party an opportunity to seek a protective order (it being agreed that if

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               the  disclosing  Party is  unable  to  obtain  or does not seek a protective order and the receiving Party is legally compelled to disclose such information, disclosure of such information may be made without liability provided however in such event the
               receiving   Party  shall   furnish   only  that  portion  of  the
               Confidential Information which is legally required, and shall exercise all efforts required to obtain confidential treatment for such information).

          4.2 The Company undertakes to avoid using the name of the Fund, the Hospital, the Licensor and/or their employees, representatives and agents in its commercial publications or in connection with the Licensed Information and/or the Products, without THM's prior written consent. Notwithstanding the aforesaid, the Company may disclose such details to the OCS, potential investors, purchasers and/or merger or acquisition partners, provided that such parties, to the extent commercially reasonable, are bound by confidentiality and non-use obligations no less favorable than those set forth herein. Furthermore, the Company may disclose such details when required to do so by relevant law or regulation.

          4.3 Injunctive Relief. Each Party acknowledges that any breach of this Section 4 by it or further unauthorized use of the Confidential Information may cause irreparable harm to the other Party and that each Party is entitled to seek injunctive relief and any other remedy available at law or in equity without the necessity, to the extent legally permissible, of posting any bond or undertaking in connection therewith. This remedy is separate and apart from any other remedy the disclosing Party may have.

5.   CONSIDERATION (ROYALTIES AND SUBLICENSE FEES) AND REPORTS:

     5.1 In return for the grant of the License, the Company shall pay THM all the following amounts:

          5.1.1 Royalties of 3.5% (three and a half of a percent) of Net Sales (the "ROYALTIES").

          5.1.2 16%   (sixteen   percent)   of  all   Sublicensing   Fees   (the
                "SUBLICENSING CONSIDERATION").

          5.1.3 An annual fee of fifteen thousand ($15,000) USD. Payment of the annual fee shall commence on 1 January 2012 and shall be paid once every year thereafter (the "ANNUAL FEE"). The Annual Fee is non-refundable, but it shall be credited each year due, against the Royalties, to the extent that such are payable, during that year.

          5.1.4 Milestone payments as follows ("MILESTONE PAYMENTS"):

                5.1.4.1 Fifty thousand ($50,000) USD on the date of initiation of phase I clinical trials in human subjects.

                5.1.4.2 Fifty thousand ($50,000) USD on the date of initiation of phase II clinical trials in human subjects.

                5.1.4.3 One hundred and fifty thousand ($150,000) USD on the date of initiation of phase III clinical trials in human subjects.

                5.1.4.4 Seven hundred and fifty thousand ($750,000) USD on the date of initiation of issuance of an approval for marketing of the first Product by the FDA or any other equivalent authority.

                5.1.4.5 Two million ($2,000,000) USD, when worldwide Net Sales of Products have reached the amount of one hundred and fifty million ($150,000,000) USD for the first time

                         (the "SALES MILESTONE"). THM shall be entitled to receive the aforesaid Sales Milestone only once during the term of this Agreement.

          5.1.5 CONSIDERATION FROM EXIT. In the event of an Exit, as defined below, the Licensor shall be entitled to choose, according to its sole discretion, whether to receive from the Company a one time payment, based, as applicable, on the value of either 5,563,809 shares of Common Stock the Company's parent company, Orgenesis Inc. (the "PARENT COMPANY") at the time of the Exit (these 5,563,809 shares of Common Stock being equivalent to 10% (ten percent) of the outstanding share capital of the Parent Company on a fully diluted basis immediately following the closing of that certain Private Placement Subscription Agreement between the Parent Company and certain investors dated as of January 27, 2012 and the Warrents dated (the "SUBSCRIPTION Agreement") and as fully disclosed in the Cap table attached hereto as APPENDIX D, ---------- or the value of 1,000 common shares of the Company at the time of Exit, such 1000 common shares constitute, at the date of execution hereof, 10% of the Company's outstanding share capital on a fully diluted basis. For the avoidance of any doubt, this number of shares shall not be subject to any anti-dilution protection. "EXIT" shall mean the closing of an acquisition of all or substantially all of the issued and outstanding share capital of the Company or the Parent Company and/or consolidation of the Company or the Parent Company into or with another corporation; provided that if THM chooses to receive the above Consideration from Exit, then following the Exit event, the payment of Royalties, as provided for herein, shall cease. If, however, THM chooses not to receive the Consideration from Exit, as a result of an Exit event as specified above, THM shall be entitled to continue to receive all the rights and consideration it is entitled to hereunder (including, without limitation, the exercise of the rights pursuant to this Section 5.1.5 in future Exit events), and any agreement relating to an Exit event shall be subject to the surviving entity's and/or the purchaser's undertaking towards THM to perform all of the Company's obligations hereunder. In addition, it is hereby agreed that the Company, which was established to engage in research and development activities, shall receive from the Parent Company during the three years period following the date hereof an amount of not less then seven hundred and fifty thousand ($750,000) USD, or, if the entire Warrants (as defined in the Subscription Agreements) are exercised within said period, an aggregate amount (including the above $750,000) of not less than one million and one hundred thousand ($1,100,000) USD.

     5.2 In the event the consideration from sales of Products shall be non-monetary, THM and the Company shall agree upon the value of such non-monetary consideration and THM shall be entitled to 3.5% (three and a half percent) of such value as a Royalty Payment, which shall be paid to it within 90 (ninety) days of the completion of the quarter in which such transaction took place. Should the Parties not reach agreement as to the value of such non-monetary consideration, then the value of such non-monetary consideration shall be decided upon by an external assessor acceptable to both the Parties.

     5.3 The amounts payable to THM under this Section 5 shall be paid as follows:

          5.3.1 The Royalties  due on Net Sales of the Company,  as specified in
                Section 5.1.1, shall be paid on a quarterly basis, within ninety
                (90) days after the end of each quarter, commencing on the first quarter where the First Commercial Sale took place.

               The Royalties due on Net Sales of the Sublicensee, as specified in Section 5.1.1, shall be paid on a quarterly basis, within ninety (90) days after the end of each quarter, commencing on the first quarter where the First Commercial Sale took place.

          5.3.2 The Sublicensing Consideration, as specified in Section 5.1.2 shall be paid within sixty (60) business days from receipt of any Sublicensing Fee by the Company.

          5.3.3 The  Milestone  Payments as specified in Section  5.1.4 shall be
                paid  within  sixty  (60)  days  from  the   occurrence  of  any
                milestone.

          5.3.4 The  Consideration  from an Exit event as  specified  in Section
                5.1.5 shall be paid upon the closing of an Exit event.

     5.4 The Company shall report in writing to THM promptly upon execution of an agreement relating to the First Commercial Sale, but in any event no later than thirty (30) days after signature thereof. The Company shall specify in such report the date of execution of such agreement and the date of the First Commercial Sale according to the agreement.

     5.5 In calculating Net Sales and Sublicensing Fee, all amounts shall be expressed in US Dollars and any amount received or invoiced in a currency other than US Dollars shall be translated into US Dollars, for the purposes of calculation, in accordance with the applicable representative rate of exchange between the US Dollar and such currency on the date of such receipt or invoice, as the case may be.

     5.6  The Company shall provide THM with the following written reports:

          5.6.1 a detailed quarterly report, commencing with the first calendar quarter in which any Net Sales are made, or Sublicensing Fee received, in a form reasonably acceptable to THM, signed by the chief financial officer of the Company, specifying all amounts payable to THM under this Section 5 in respect of the previous quarter to which the report refers.

               Such report shall include:

               (i) the sales made by the Company and Sublicensees with a breakdown of Net Sales according to country, identity of seller, currency of sales, dates of invoices, number and type of Products sold;

               (ii) Sublicensee  Fee with a breakdown  according  to identity of
                    Sublicensees, countries, the currency of the payment and date of receipt thereof;

               (iii)deductions  applicable,  as  provided in the  definition  of
                    "Net Sales"; and

               (iv) any  other  matter  reasonably  required  by THM in order to calculate and/or verify the amounts payable hereunder.

          5.6.2 Within six (6) months after the end of each fiscal year, the Company will provide THM with a detailed report, approved by the Board and by the Company's independent auditor, stating all amounts due to THM pursuant to this Section 5 in the reported year including relevant Invoices issued and all invoices and all payments received by the Company with respect to its Net Sales and to the Sublicensing Fee as detailed in the quarterly reports;

          5.6.3 A detailed report within twenty-one (21) days of an Exit event specifying the nature of the Exit event, the consideration to be received by the Company or its shareholders in connection with such Exit event and all other substantial terms and details of such Exit event and enclose to the report any agreement executed in connection with such Exit event immediately following the execution thereof. The Company shall provide THM with substantially the final draft of the agreements relating to the Exit event before the Exit event occurs; and

          5.6.4 A report on the occurrence of any milestone specified in Sections 5.1.4.1 - 5.1.4.5 above, to be submitted to THM within fourteen (14) days from the occurrence of any such milestone enclosing any written records or documents relating to the occurrence of the milestone.

     5.7 The Company shall keep and shall cause Sublicensees to keep complete, accurate and correct books of account and records consistent with sound business and accounting principles and practices.

     5.8 THM shall be entitled to appoint an independent auditor selected by it to inspect, during the Company's regular business hours, all equipment, records, and documents of the Company as may contain information bearing upon the amounts payable to THM under this Section
          5. The auditor shall be bound in writing by obligations of confidentiality no less strict than those contained in this Agreement provided that such obligation of confidentially shall not apply on disclosure to Sheba. The Company shall take all steps necessary so that all such books of account, records and other documentation of the Company and its Sublicensees are available for inspection as aforesaid for each of the Company and its Sublicensees. The cost of such auditing shall be borne by the Company if the audit uncovers an underreporting of the corresponding amounts owed to THM by more than five percent (5%). Otherwise, such costs and expenses shall be borne by THM. The Company shall remedy any such discrepancy and pay: (i) the shortfall within thirty (30) days of the date of discovery; and (ii) interest thereon from the date such amounts were due and payable to Licensor hereunder at the rate of 4% above the London Interbank Offered Rate (LIBOR) applicable to a 12 month USD deposit, as such rate shall be in effect on the date that the payment is actually made. The Interest shall be compounded annually and computed on the basis of a 365 day year.

     5.9 Upon THM's request but not more than once every six (6) months, the Company shall provide THM with a progress report specifying the following details, as updated from the last report: (i) the activities the Company conducted for the development of Products; (ii) the progress and results of the development, Sublicensing, commercialization and sales of products; and (iii) projected sales and marketing efforts. It is hereby agreed that for the purpose of this
          Section 5.9, the Company may submit the plan it submitted to the OCS as the required progress report and THM shall have no further claim or demand in this regard. During periods where such reports to the OCS are not submitted, for any reason whatsoever, the Company shall provide THM with the progress reports as specified at the beginning of this Section 5.9

6.   LIABILITY, INDEMNITY AND INSURANCE:

     6.1 The Company shall bear sole responsibility and bear any payment and/or compensation and/or liability for any damage whatsoever caused, directly or indirectly, as a result of or encountered in connection with this Agreement and/or the exercise of the License, including without limitation, (i) the use and/or exploitation by the Company or any Sublicensee of the Licensed Information (ii) the development, manufacture, sale, use and/or application of the Products.

     6.2 The Company shall indemnify and hold Ferber, Sheba and/or Licensor and their employees, agents and representatives (the "BENEFICIARIES") harmless from and against any and all loss, liability, claims, damages and expenses (including legal costs and attorneys' fees) of whatever kind or nature, to the extent that such liability is found by a non-appealable judgment rendered by a court of competent jurisdiction to directly or indirectly arise out of and/or result from and/or are encountered in connection with this Agreement and/or the exercise of the License, including without limitation: (a) the use and/or exploitation of the Licensed Information by the Company or any Sublicensee; (b) the development, manufacture, sale, use and/or application of the Products; and (c) to the extent that it is based on a claim that the Licensed Information, the Products or other material produced by the Company infringes any third party's intellectual property rights including copyright, trade secret, patent, trademark; (collectively, the "LIABILITIES").

          The Parties shall consult and cooperate with each other regarding the response to and the defense of any such Liabilities and the Company shall be obligated to assume the defense and represent the interests of the Beneficiaries in respect of such Liabilities, that shall include the right to select and direct legal counsel and other consultants to appear in proceedings on behalf of the Beneficiaries and to propose, accept or reject offers of settlement, all at its sole expense and discretion. Nothing herein shall prevent the Beneficiaries from retaining their own counsel ("SEPARATE COUNSEL") and participating in their own defense at their own expense, provided that the Licensor shall ensure that the Separate Counsel shall coordinate their actions with, and shall act only upon the prior approval of, the Company's counsel.

     6.3 The Company shall purchase and maintain, at its own expense, insurance which covers its liability pursuant to this Agreement, including Sections 6.1 - 6.3 above, for the term of this Agreement, plus an additional period of 7 (seven) years. Such insurance shall be in reasonable amounts and on reasonable terms in the circumstances, subscribed for from a reputable insurance company. The named insured under such insurance shall be the Company and the Beneficiaries. Should such insurance made by the Company not be acceptable to THM, on reasonable grounds, then the content of such insurance shall be decided by an insurance consultant acceptable to both THM and the Company.

7.   COMPANY'S UNDERTAKING; DEVELOPMENT AND COMMERCIALIZATION; BOARD OBSERVER:

     7.1 The Company shall submit to THM a commercially reasonable Development Plan, as defined below, approved by its board of directors, within 18 months from the date of execution hereof. The Company shall develop, manufacture, sell and market the Products pursuant to the milestones and time schedule specified in the Development Plan. The compliance with the Development Plan is a substantial term of this Agreement. In the event the Company fails to fulfill the terms of the Development Plan, the Licensor shall be entitled to terminate this Agreement with a one year prior written notice, provided that during such year the Company did not cure the breach of the Development Plan.

          The "DEVELOPMENT PLAN": a plan which shall include all research and development activities as required for the development and manufacture of the Products, including preclinical and clinical activities until an FDA or any other equivalent regulatory authority's approval for marketing and including all REGULATORY PROCedures required to obtain such approval for each Product

     7.2 THM shall be entitled to appoint an observer (the "OBSERVER") to the Board. The Observer shall be appointed and substituted by THM according to its sole discretion by a written notice to the Company, subject to signature by the Observer on a non-disclosure agreement in the form acceptable to the Company and provided that the Observer is not associated with a competitor of the Company. The Observer shall be invited by the Company in writing and in advance to all the Board's meetings and conferences and shall have the right to be present in (without voting) all such meetings and conferences and report back to THM.

8.   TERM AND TERMINATION:

     8.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this section, shall continue in full force and effect on a Product-by-Product and country-by-country basis until the later of and as applicable: (i) the date of expiry of the last of the Licensed Patents in such country; or
          (ii) the expiry of a period of fifteen (15) years from the date of First Commercial Sale in such country.

     8.2 Without derogating from THM's rights under any applicable law, THM shall be entitled to terminate this Agreement and/or the License hereunder in each of the following events:

          8.2.1 The Company materially changed its business.

          8.2.2The Company breaches any of its material  obligations  hereunder, provided that THM has provided the Company with written notice of such material breach and THM's intention to terminate, and the Company has not cured such breach within one hundred and eighty
               (180) days of receiving such written notice from THM. For purposes of this Agreement, the failure of the Company to: (i) comply with Section 2 above, relating to the grant of Sublicenses; (ii) comply with the confidentiality provisions in accordance with the terms of Section 4 above; (iii) perform payments to THM in accordance with the terms of Section 5 above; and (iv) provide indemnity and insurance in accordance with the terms of Section 6 above; (v) compliance with the Development Plan, shall be deemed to be a material breach of the Company's obligations hereunder. Notwithstanding the above, the provisions of this Section 8.2.2 shall not apply in the event of breach by the Company of the Development Plan and, in such event, the termination rights of THM will be as further set forth in Section 7.1.

          8.2.3The Company breaches any of its obligations hereunder, and such breach remains uncured for forty five (45) days after written notice from THM.

          8.2.4The Company: (i) becomes insolvent; and/or (ii) files a petition or has a petition filed against it, under any laws relating to insolvency; and/or (iii) enters into any voluntary arrangement for the benefit of its creditors; and/or (iv) appoints or has appointed on its behalf a receiver, liquidator or trustee of any of the Company's property or assets, under any laws relating to insolvency; and such petition, arrangement or appointment is not dismissed or vacated within ninety (90) days.

          8.2.5The Company has ceased to carry on its business for a period of more than 60 days.

          8.2.6The Company has challenged, challenges, or causes any third party to challenge, the intellectual property rights or other rights of the Licensor to the Licensed Information anywhere in the world.

     8.3 Without derogating from the Company's rights under any applicable law, the Company shall be entitled, at its sole discretion, to terminate this Agreement and the License hereunder and return the Licensed Information to the Licensor only in the following events: (i) the development and/or manufacture of the Licensed Information is not successful according to the scientific criteria acceptable in the relevant field of the Invention; and/or (ii) if the registration and/or defense of a Patent is not successful, in any country for reasons not dependant upon the Company; and/or (iii) the development and/or manufacture of the Licensed Information is not approved by the proper regulation procedures as mandated under the relevant laws for reasons not dependant upon the Company; and/or (iv) a external specialist in the field of the Product(s) determined in a reasoned and explained written opinion that there is insufficient market demand for the Products and such written opinion was provided to THM. For the removal of doubt, such external specialist shall not be an employee, consultant or contractor of the Company, nor have any business relationship with the Company.

     8.4 Upon termination or expiration of this Agreement and/or the License hereunder, for any reason whatsoever, all rights granted to the Company hereunder shall immediately and without further action by THM revert to THM, and the Company: (i) shall not be entitled to make any further use in the Licensed Information; (ii) shall forthwith return to THM all Licensed Information, subject to all applicable legal and regulatory requirements, all Confidential Information, including any documentation, electronic media, instructions and all related materials furnished to the Company hereunder and shall not retain any copies for its use or for any purpose, save for one copy retained by the Company for archival purposes.

     8.5 For the removal of doubt, upon termination or expiration of this Agreement, for any reason whatsoever, the rights and License granted to the Company hereunder shall be terminated immediately without further action by Licensor.

     8.6 For the avoidance of any doubt, upon termination or expiration of this Agreement and/or the License hereunder, for any reason whatsoever: (i) THMs right to receive reports (according to Section 7.1); and (ii) THM's right to appoint an Observer (according to Section 7.4); shall terminate immediately, as of the date of termination or expiration of this Agreement, without any action by the Company.

     8.7 The rights and obligations of each of the Parties hereto under any provision of this Agreement, which is expressly or by implication intended to survive beyond the term of this Agreement, including but not limited to those provisions relating to Licensor's Warranties, Proprietary Rights and Disclaimers (Section 3), Confidentiality and Non-Use (Section 4), Liability, Indemnity and Insurance (Section 6), Survival of Provisions (Section 8.7), Early Termination (Section 8.8), Limitation of Liability and Disclaimers (Section 9) and Governing Law and Venue (Section 12.2), shall remain in force notwithstanding the expiration or termination of this Agreement for any reason.

     8.8 In the event of early termination of this Agreement by THM for the reasons specified in Section 8.2 above, the following terms shall apply, (in addition to other terms specified herein for the event of early termination):

          8.8.1All rights in and to the Licensed Information as contained in the License shall revert to THM and the Company shall not be entitled to make any further use thereof.

          8.8.2Upon the early  termination  of this Agreement by THM pursuant to
               Section 8.2 above, the Company hereby grants THM an irrevocable exclusive worldwide license, to extend until the later of and as applicable: (i) the date of expiry of the last of the Licensed Patents in such country, or (ii) the expiry of a period of 15 (fifteen) years from the date of First Commercial Sale in each country, to use the Company's Information, as defined below, for any purpose whatsoever, such license shall come into effect immediately and automatically, without any further act of the Company, subject to, and unless limited by applicable law, including the Law for the Encouragement of Industrial Research and Development, 5744-1984 and relevant provisions of the Directives of the Director General of the Ministry of Trade and Industry. "COMPANY'S INFORMATION": any and all New Inventions, discoveries, technical and business information, knowledge, know how, protocols, databases, improvements, conceptions, ideas, techniques, designs, products, developments, specifications, methods, materials, drawings, diagrams, models, software programs,  data,  data  analysis,  data  interpretation,  written reports, algorithms, clinical data, procedures and other information of whatsoever nature, whether or not protected by patents or patent application, developed, discovered, conceived or accruing by the Company in the course of or in connection with the research and development of the Licensed Information and/or the Products.

          8.8.3Should THM:  (i) grant a license to any third party with  respect to the Company's Information pursuant to Section 8.8.2 above; and
               (ii) receive consideration in return to such license, then the Licensor shall pay the Company from THM's Profits as defined below, subject to the Company's performance of all its obligations hereunder which survive termination of this
               Agreement: (a) 25% (twenty five percent) of any such consideration until the Company is reimbursed for the full amount of the research and development expenses, including business development expenses, expanded by the Company for the purpose of obtaining the Company's Information, (the "COMPANY'S DEVELOPMENT EXPENSES"). The Company's Development Expenses shall be evidenced in written records and confirmed by a report of the Company's external auditor; and (b) in addition, following the reimbursement of all the Company's Development Expenses, the Company shall, for an unlimited period of time, be entitled to receive 5% of THM's Profits.

               THM shall pay to the Company amounts,  if any, payable under this
               Section 8.8.3, within forty five (45) days of its receipt of the relevant consideration

               For the purpose of this Agreement, "THM'S PROFITS": any consideration actually received by THM in return for a license to a third party as specified in this Section 8.8.3 above, after reimbursement of any and all of THM's expenses born in connection with the Licensed Information and the Company's Information including for the purpose of commercializing or developing such Licensed Information. In the event the consideration shall be non-monetary, THM and the Company shall agree upon the value of such non-monetary consideration, provided that should THM and the Company not reach agreement as to the value of such non-monetary consideration, then such value shall be decided upon by an external assessor acceptable to both THM and the Company.

9.   LIMITATIONS OF LIABILITY AND DISCLAIMERS:

     9.1  UNDER  NO   CIRCUMSTANCES   WILL  THE   LICENSOR  BE  LIABLE  FOR  ANY
          CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES, INCLUDING FOR LOST PROFITS, WHETHER FORESEEABLE OR NOT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY OR CONDITION, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE OR OTHERWISE.

     9.2 UNDER NO CIRCUMSTANCES THE LIABILITY OF THE LICENSOR TO THE COMPANY UNDER OR ARISING OUT OF THIS AGREEMENT, WHETHER FOR BREACH OF
          CONTRACT,  IN  TORT  (INCLUDING  BUT NOT  LIMITED  TO  NEGLIGENCE)  OR
          OTHERWISE SHALL EXCEED IN AGGREGATE AN AMOUNT OF $500,000 (FIVE HUNDRED THOUSAND) USD.

     9.3 IN NO EVENT SHALL THE LICENSOR BE LIABLE FOR ANY ACTIONS, CLAIMS OR THE LIKE BY THE COMPANY OR ANY THIRD PARTY THAT THE LICENSED INFORMATION RESULTS OR MAY RESULT IN ANY INFRINGEMENT, DEPRIVATION OR VIOLATION OF THE INTELLECTUAL PROPERTY OR OTHER RIGHTS OF ANY PERSON OR ENTITY.

     9.4 THE COMPANY ACKNOWLEDGES AND DECLARES, AS OF THE EFFECTIVE DATE, THAT IT EXAMINED THE LICENSED INFORMATION AND FOUND IT SUITABLE AND APPROPRIATE FOR ITS CURRENT NEEDS AND REQUIREMENTS.

     9.5 THE LICENSED INFORMATION IS PROVIDED "AS-IS" AND "AS-AVAILABLE". THE LICENSOR MAKES NO AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION AND WARRANTY CONCERNING THE LICENSED INFORMATION INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMPLETENESS, USE, ACCURACY OR THAT THE LICENSED INFORMATION SHALL BE USEFUL IN ANY MANNER OR COMMERCIALLY EXPLOITABLE.

10.  PATENTS AND PATENT INFRINGEMENTS:

     10.1 As of the Effective Date, the Company will, at its own costs and expense, be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents for the Licensed

          Information, including the Patents in Canada, US and Europe . The Company will instruct its patent counsel to copy both the Company and the Licensor on any patent application for the Licensed Information, or notice of each official action of any patent office concerning patent applications for the Licensed Information (including but not limited to office actions, payment of fees, abandonment of applications etc.). For the purpose of appointing the Company's patent counsel, the Company shall notify the Licensor in writing of its intended patent counsel, subject to the Licensor's written approval within fifteen (15) days of receipt of said notice, which approval may not be unreasonably withheld. If the Licensor does not reply within the said fifteen (15) day timeframe, it shall be deemed as the Licensor's approval to the appointment of the Company's patent counsel. The Licensor will have the right, but not the obligation, to propose changes to any such filing and responses, which the Company will consider (and the Company will direct the patent counsel to consider) prior to submitting the patent application or the response to office action.

     10.2 All patent applications to be filed with respect to New Inventions shall be filed in the name of Company and/or THM in accordance with the provisions of Section 3.4 above.

     10.3 Notwithstanding the aforesaid and for the avoidance of any doubt, the Company shall have full and sole discretion as to the preparation, filing, prosecution and maintenance of such patent applications and patents with respect to New Inventions, at its own costs and expense, where such application shall be filed in the name of the Company, or both in the names of the Company and THM, all in accordance with the provisions of Section 3.4 above.

     10.4 Each Party will promptly notify the other Party in writing of any alleged or threatened infringement by a product or process of any Licensed Information (a "THIRD PARTY IP INFRINGEMENT") of which such Party becomes aware, together with any available written evidence of such alleged infringement. In the event that of a Third Party IP Infringement, the Company shall have the right but not the obligation, at its expense, to institute, prosecute and control any action or proceeding with respect to such Third Party IP Infringement, including any declaratory judgment action arising from such infringement. However, upon the Company's decision not to enforce its aforesaid right within ninety (90) days of learning of the said Third Party IP Infringement, or if the Company notifies the Licensor that it shall not be prosecuting such Third Party IP Infringement, the Licensor shall have the right to institute such action or proceeding, at its (the Licensor's) expense. To the extent applicable, the Company shall file the above legal proceedings on behalf of itself and the Licensor, and VICE VERSA.

          Any recovery obtained in an action brought under this Section 10.4 shall be distributed as follows:

          (i) each Party shall be reimbursed for any expenses incurred in the action; and

          (ii) if the Company prosecutes and controls the proceeding at its expense, the Company shall pay the Licensor a percentage of the remainder of the judgment awarded to the Licensor equal to 16% (sixteen percent) after deduction of expenses and legal fees, except only for recoveries in the form of Royalties from Net Sales in respect of which Royalties are payable by the Company to the Licensor according to Section 5.1.1, and thereafter, all the other amounts awarded in such event shall be paid to the Company.

               OR, ALTERNATIVELY:

               if the Licensor prosecutes and controls the proceeding at its expense, the Licensor shall pay the Company a percentage of the remainder of the judgment awarded equal to 16% (sixteen percent) after deduction of expenses and legal fees, except only for recoveries in the form of Royalties from Net Sales in respect of which the Company shall be entitled to 3.5% (three and a half percent) of such recoveries, and thereafter, all the other amounts awarded in such event shall be paid to the Licensor.

     10.5 Should the Company not wish to file and/or continue to prosecute a patent application and/or maintain a patent in any country with respect to any part of the Licensed Information, then THM may, according to its sole discretion, file and/or continue to prosecute such patent application and/or maintain such patent in such country at THM's expense. THM shall give the Company fifteen (15) days prior written notice before filing or and/or continuing to prosecute such patent application and/or maintaining such patent in such country. The Company shall be entitled to elect to file and/or continue to prosecute a patent application and/or maintain a patent in any such country, at the Company's own cost and expense by giving THM a written notice of its intention to do so within seven (7) days from receipt of THM's notice. Should the Company fail to provide THM with such notice according to which the Company undertakes to pay all costs and expenses as aforesaid, then THM shall be entitled to terminate the License hereunder, with an immediate effect, only with respect to such country and such part of the Licensed Information, and to take whatever action and proceedings THM deems fit (in its sole discretion) and at THM's expense with respect to such patent application and/or patent and/or with respect to the use and/or license and/or commercialization of such part of the Licensed Information in such country.

11.  PUBLICATION RIGHTS:

     In the event that Licensor, Sheba, their officers, medical and professional staff, employees and/or agents, wish to publish material with respect to the Licensed Information, such publication shall be subject to the provisions as set out herein:

     11.1 Licensor shall ensure that no publications in writing, in scientific journals or orally at scientific conventions relating to the Licensed Information, the Invention or a product or process based or incorporating the Licensed Information, which are subject to the terms and conditions of this Agreement, are published by it, Sheba, or their officers, medical and professional staff, employees and/or agents, without first obtaining the written consent of the Company.

     11.2 The Company undertakes to reply to any such request for publication by the Licensor within ninety (90) days of its receipt of a request in connection with the publication of articles in scientific journals, and within thirty (30) days of its receipt of a request in connection with presentations at scientific conventions and article abstracts. The Company may only decline such an application upon reasonable grounds, which shall be fully detailed in writing.

     11.3 Should the Company decide to object to publication and/or presentation as provided in Section 11.2 above, publication shall be postponed for a period of not more than one hundred and twenty (120) days from the date the publication was sent to the Company to enable the filing of patent applications or the removal of the Company's Confidential Information.

12.  MISCELLANEOUS:

     12.1 No Restriction. No provision of this Agreement shall be construed so as to restrict THM from acquiring an interest in or develop technology that may compete with all or any part of the Licensed Information, and THM may freely endeavor to commercialize such competitive technologies.

     12.2 Governing Law and Venue. This Agreement shall be interpreted by the laws of the State of Israel. Any dispute between the Parties to this Agreement, including regarding its breach and/or its implementation and/or its termination, shall be decided exclusively by the competent court of law in Tel-Aviv, Israel which shall have exclusive jurisdiction.

     12.3 Independent Parties. The relationship of the Company and the Licensor is that of independent contractors. Neither Party nor their employees, consultants, contractors or agents are or shall be considered as agents, employees, partners, representatives or joint ventures of the other Party, nor do they have any authority to bind the other Party by contract or otherwise to any obligation. Each Party shall ensure that the foregoing persons shall not represent to the contrary, either expressly, implicitly, by appearance or otherwise.

     12.4 No Hiring. Each Party shall not, directly or indirectly, recruit or hire or engage any personnel of the other Party and/or of the Hospital and/or of the Fund, or induce such personnel to quit employment with the other Party and/or with the Hospital and/or with the Fund, during the term of this Agreement and for a period of two (2) years following the termination of this Agreement, without the other Party's prior written consent. Notwithstanding the aforesaid, it is agreed that the Company shall be entitled to enter into an agreement with Ferber, for as long as Ferber is an employee and/or consultant of the Hospital and/or the Fund and/or Sheba, and/or any other employee and/or agent of Sheba and/or with Sheba, where such agreement shall be subject to the approval of THM in accordance with the then applicable laws rules regulations and policy of Sheba, which approval may not be unreasonably withheld.

          For the avoidance of any doubt, after the termination of Ferber's engagement with the Hospital and/or the Fund and/or Sheba, then the Company shall be entitled to enter into an agreement with Ferber, whether as an employee and/or consultant, at the Company's sole discretion, without requiring the approval of THM.

     12.5 Due Authorization and No Impediment.  Each Party hereby warrants that:
          (i) it has taken all internal actions necessary to authorize it to enter into and perform this Agreement and its representative(s) whose signature(s) is/are affixed hereto is/are fully authorized to sign this Agreement and to bind such Party thereby; (ii) upon the execution of this Agreement, this Agreement shall be legally binding on such Party; and (iii) neither the signature of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any provision of the articles of association or by-laws of such Party, or of any law, contract or agreement, to which such Party is a party or subject.

     12.6 Good Faith. Both Parties shall be under a duty to act in good faith in the performance and enforcement of this Agreement.

     12.7 Notices. Except as otherwise provided in this Agreement, all notices permitted or required by this Agreement shall be in writing and shall be deemed to have been duly served: (i) upon personal delivery; (ii) upon facsimile transmission (receipt of which has been confirmed by the recipient); or (iii) seven (7) business days after deposit, postage prepaid, return receipt requested, if sent by Registered Mail and addressed to the address of the Parties first above stated or in accordance with such other address information as the Party to receive notice may provide in writing to the other Party in accordance with the above notice provisions. Any notice given by any other method will be deemed to have been duly served upon receipt thereof.

     12.8 Assignment. The License Agreement is personal to the Parties and therefore the Parties may not assign any of their rights or obligations under the License Agreement without the prior written consent of the other Party. Notwithstanding the aforementioned, THM shall be entitled to assign this Agreement to any association and/or organization and or company that was established in connection with or for the benefit of the Sheba Medical Center.

     12.9 Waivers and Amendment. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by either Party shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as each Party may deem expedient. Any term or provision of this Agreement may be amended only in writing.

     12.10Entire   Agreement;   Amendments.   This   Agreement,   including  its
          schedules, contains the entire agreement of the Parties with respect to its subject matter. No oral or prior written statements or representations not incorporated herein shall have any force or effect, nor shall any part of this Agreement be amended, supplemented, waived or otherwise modified except in writing, signed by both Parties.

     12.11Severability.  If any  provision of this  Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that determination shall not affect any other provision of this Agreement, and each such other provision shall be construed and enforced as if the invalid, illegal, or unenforceable provision were not contained herein.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AND EACH OF THE UNDERSIGNED HEREBY WARRANTS AND REPRESENTS THAT HE OR SHE HAS BEEN AND IS, ON THE DATE OF THIS AGREEMENT, DULY AUTHORIZED BY ALL NECESSARY AND APPROPRIATE ACTION TO EXECUTE THIS AGREEMENT.


------------------------------------        ------------------------------------
              Orgenesis Ltd.                  Tel Hashomer - Medical Research,
                                              Infrastructure and Services Ltd.

                (The Company)                             (THM)

Name: /s/ Vered Caplan                      Name: /s/ Tel Hashomer
     -------------------------------             -------------------------------
Title:                                      Title:
      ------------------------------              ------------------------------

                                   APPENDIX A

                                LICENSED PATENTS

Patents - Sarah Ferber

Granted Patents: Methods of inducing regulated pancreatic hormone production in non-pancreatic islet tissues

Application         Patent           Patent              Application                   Related
   Ser No           number         Issue Date               Date                     Applications
   ------           ------         ----------               ----                     ------------
09/584,216        6,774,120     August 10, 2004         May 31, 2000     Provisional No 60/198,532 Filed Apr 19 2000
                                                                         Provisional No.60/137,143 Filed Jun 1   1999

Patent Applications: Methods of inducing regulated pancreatic hormone production in non-pancreatic islet tissues

Application          US Patent          Application     Application                    Related
   Ser No          Application             Date          Published                   Applications
   ------          -----------             ----          ---------                   ------------
10/852,994      US2004/0213769A1      May 24, 2004    October 28, 2004   ** Division of 09/584,216 filed may 31 , 2000
                                                                         ** Provisional No.60/137,143 Filed Jun 1 1999 &
                                                                            Provisional No 60/198,532 Filed Apr 19 2000


10/843,801      US2005/0090465        May 12, 2004    April 28, 2005     CIP of  09/584,216 Provisional No. 60/469,715
                                                                         filed May 12 2003

EP1180143B1      FERBER SARAH         2007-05-09        C12N 15/09

Title: IN VITRO METHODS OF INDUCING  REGULATED  PANCREATIC HORMONE PRODUCTION IN
NON-PANCREATIC ISLET TISSUES, PHARMACEUTICAL COMPOSITIONS RELATED THERETO

WO2000072885A3   FERBER SARAH         2001-05-10        C12N 15/09

Title:   METHODS  OF  INDUCING   REGULATED   PANCREATIC  HORMONE  PRODUCTION  IN
NON-PANCREATIC ISLET TISSUES [GRAPHIC OMITTED]

WO2000072885A9   FERBER SARAH         2001-03-01         C12N 15/09

Title:   METHODS  OF  INDUCING   REGULATED   PANCREATIC  HORMONE  PRODUCTION  IN
NON-PANCREATIC ISLET TISSUES [GRAPHIC OMITTED]

WO2000072885A2   FERBER SARAH         2000-12-07         C12N 15/09

Title:   METHODS  OF  INDUCING   REGULATED   PANCREATIC  HORMONE  PRODUCTION  IN
NON-PANCREATIC ISLET TISSUES [GRAPHIC OMITTED]

WO2004098646A1   FERBER SARAH         2004-11-18         A61K 48/00

Title:   METHODS  OF  INDUCING   REGULATED   PANCREATIC  HORMONE  PRODUCTION  IN
NON-PANCREATIC ISLET TISSUES [GRAPHIC OMITTED]

WO2004098646B1   FERBER SARAH         2005-04-28         A61K 48/00

Title:   METHODS  OF  INDUCING   REGULATED   PANCREATIC  HORMONE  PRODUCTION  IN
NON-PANCREATIC ISLET TISSUES [GRAPHIC OMITTED]

EP1180143A2      FERBER SARAH         2002-02-20         C12N 15/09

Title: IN VITRO METHODS OF INDUCING  REGULATED  PANCREATIC HORMONE PRODUCTION IN
NON-PANCREATIC  ISLET  TISSUES,   PHARMACEUTICAL  COMPOSITIONS  RELATED  THERETO
[GRAPHIC OMITTED]

EP1624898A1      FERBER SARAH         2006-02-15         A61K 48/00

Title:   METHODS  OF  INDUCING   REGULATED   PANCREATIC  HORMONE  PRODUCTION  IN
NON-PANCREATIC ISLET TISSUES [GRAPHIC OMITTED]

US20040213769A1          --           2004-10-28         C12N 15/09

Title:   Methods  of  inducing   regulated   pancreatic  hormone  production  in
non-pancreatic islet tissues [GRAPHIC OMITTED]

US20050090465A1          --           2005-04-28         A61K 38/17

Title:   Methods  of  inducing   regulated   pancreatic  hormone  production  in
non-pancreatic islet tissues

US6774120B1      FERBER SARAH         2004-08-10         C12N 15/09

Title:   Methods  of  inducing   regulated   pancreatic  hormone  production  in
non-pancreatic islet tissues

                                   APPENDIX B

                             FERBER - THM AGREEMENT

                                    AGREEMENT

               Made and entered into this ____ day of ______, 2011

                                     Between

        Tel Hashomer - Medical Research, Infrastructure and Services LTD

                                     ("THM")

                                       and

                                    Dr. Sara
                          Ferber I.D. Number 67278234

                       Of 31/12 Hanivim St. Tel Aviv 64072

                                   ("Ferber")

WHEREAS: THM is a private company whose purpose is, inter alia, to promote the well fare of the Chaim Sheba Medical Center (the "Hospital"); AND

WHEREAS: To the request of the Hospital and Medical Research Infrastructure Development and Health Services Fund by the Sheba Medical Center, a non profit organization incorporated under the Laws of the State of Israel (the "Fund"), THM undertook to act as the operational body of the Hospital and the Fund, with respect to promotion, development and commercialization of intellectual property deriving from inventions of Hospital's and/or Fund's employees; AND

          [The Hospital and the Fund jointly and severally :"Sheba"]

WHEREAS: Ferber declares that she has conceived, during the period and as a result of her employment with the Hospital and/or the Fund, the invention as fully described in the patents listed in Appendix A attached hereto and constituting an integral part hereof (the "Invention" and the "Patents", respectively); AND

WHEREAS: Ferber filed the Patents in her name as the sole owner of such Patents, and paid all the expenses relating to the filing, maintenance and prosecution of the Patents, and other legal work related to their commercialization; AND

Whereas: Ferber affirms that, even though the Patents were filed in Ferber's name as the sole owner, THM has full ownership rights in and to the

          Invention and Patents (as the trustee of the Hospital and/or the Fund) because Ferber was an employee of Sheba when the Patents were invented; AND

Whereas: Ferber wishes to transfer and assign, as Sheba's employee, at the date of execution hereof, the registration of and all rights, title and interest in and to the Patents to THM, and for such purpose execute any and all documents including assignment documents as required to register the ownership in and to the Patents in the name of THM in any patent registry or such other regulatory authority in the world; AND

WHEREAS: the Parties wish to regulate in this Agreement their rights and undertakings with respect to the assignment of the Patents and the Invention, and their respective rights in connection with the commercialization of the Invention and the Patents, as more fully set forth herein;

NOW  THEREFORE IT IS AGREED,  STIPULATED  AND DECLARED BY THE PARTIES  HERETO AS
FOLLOWS:

1. Preamble:

The Preamble and appendices to this Agreement constitute and integral part thereof.

2. Ferber's undertakings and declaration

Ferber hereby undertakes warrants and declares, to the best of her knowledge, as follows:

     2.1. That she has invented the Invention solely by herself, and to her best knowledge and based on professional advice she received from her patent attorneys, she is the only named inventor therein, and no other person or entity is entitled to be named as co-inventor;

     2.2. That the only patent applications filed in respect of the Invention by her are the Patents.

     2.3. That she did not transfer any right to any of the Patents to any third party or granted or has any obligation to grant any right in the Patents to any third party, and any and all rights title and interest in and/or to the Patents are fully owned by her, free and clear of any third party rights, claims, and restrictions (but without conducting any investigations of other patents or patent applications), all subject to the rights of THM, the Hospital and the Fund as detailed in this Agreement and the Investigator's Agreement;

     2.4. That she has the authority and all powers, rights and title required to enter into this Agreement, including without limitation to transfer and assign the Patents and that there is no legal or contractual impediment which prevents her from entering into this Agreement;

     2.5. That her undertakings hereunder do not infringe any third parties' rights;

     2.6. That without conducting any investigations of other patents or patent applications, there is no infringement by the exploitation of the Invention and the Patents of any patents, copyrights or other intellectual property rights of any third party;

     2.7. That, until the date hereof, she or anyone on her behalf has not received notice of there being any infringement, by the exploitation of the Invention and/or the Patents, of any patents, copyrights or other intellectual property rights of any third party and that she has not received notice that any third party is currently infringing the Invention or the Patents; The representations in Sections 2.6 and 2.7 above are subject to the existence of a patent covering the PDX1 vector, the consequences of which are unclear to Ferber.

     2.8. That she has not granted, directly or indirectly, any licenses or other rights, nor has any obligation to grant licenses, or other rights in relation to the Invention and/or the Patents.

     2.9. That no representation or warranty made by her in this Agreement, or in any written statement or certificate in connection with the transaction contemplated by this Agreement, contains any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading;

     2.10.to execute any and all documents and take all further acts as she shall be reasonably requested by THM in order to enable and effectuate the performance of this Agreement and to further the prosecution and issuance and defense of any patents and intellectual property rights in respect of the Invention, and after reasonable coordination with her; It is hereby clarified that Ferber shall not be required to bear out of pocket unreasonable expenses such as traveling outside of Israel or any out of pocket expense related to the preparation, registration or prosecution of patents or patent applications etc.

3. THM Declarations

THM hereby undertakes, warrants and declares to Ferber as follows:

     3.1. THM is a company duly organized and validly existing under the laws of the State of Israel.

     3.2. THM was authorized and empowered by Sheba to enter into this Agreement;

     3.3. THM has full corporate power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by THM have been duly authorized and approved by all necessary corporate action;

     3.4. This Agreement has been duly executed and delivered by THM and is the legal, valid and binding obligation of THM enforceable in accordance with its terms.

4. Title and Rights

     4.1. Ferber, as employee of Sheba, hereby irrevocably assigns and transfers to THM, as the trustee of the Hospital and the Fund all rights, title and interest in and to the Patents and undertakes to execute any and all documents including assignment documents as reasonably required to assign and register the ownership in and to the Patents in the name of THM in any patent registry or such other regulatory authority in the world, provided that all the out of pocket costs of such registration (including patent attorney's fees) shall be born by THM; For such purpose Ferber hereby executes an irrevocable power of attorney empowering THM and/or anyone on it's behalf to perform said assignment and execute the documents as specified in this clause.

     4.2. Ferber shall fully cooperate with THM and shall take all necessary actions, as well as execute any and all documents and/or any other instruments which THM shall deem, at its sole discretion, as being necessary to transfer and assign all right, title and interest in and to the Invention to THM as well as to secure and protect THM's rights therein, all after reasonable coordination with Ferber. It is hereby clarified that Ferber shall not be required to bear out of pocket unreasonable expenses such as traveling outside of Israel or any out of pocket expense related to the preparation, registration or prosecution of patents or patent applications etc.

5. Investigators Agreement and THM undertakings:

     5.1. THM undertakes to make efforts to commercialize the Invention and the Patents, including protection of intellectual property rights in the Invention, as customary in Sheba with respect to employees inventions, according to the Hospital's Patents' Committee decisions and as specified in the investigators agreement attached to this Agreement as Appendix B and constituting an integral part thereof (the "Investigator's Agreement"). For such purpose THM shall execute, at the date of execution hereof, a License Agreement with ______________ with respect to the Invention and the Patents (the "License Agreement").

     5.2. The Parties shall execute the Investigator's Agreement at the date of execution hereof.

     5.3. In return for the assignment and transfer of the Inventions as specified above, Ferber shall be entitled to the rights and payments as specified in the Investigator's Agreement.

     5.4. In addition, THM agrees to indemnify Ferber for any losses, damages and claims made against her arising out of or resulting from the execution of the License Agreement or the use of Invention and/or the Patents under the License Agreement, provided however that Ferber acted in good faith and that all the representations and warranties made by Ferber hereunder are true and shall not be discovered as false.

6. Patents

All activities in respect of patenting the Invention and maintenance and prosecution of the Patents shall be administered by THM according to its sole discretion and to the Hospital's Patent Committee decision or by the licensee, all as customary in Sheba for inventions of Sheba's employee's and Ferber shall be kept informed of developments in connection therewith. In addition , THM shall provide Ferber with available information regarding the Patents, the Invention and their commercialization, as Ferber shall reasonably request from time to time, as soon as practicable following her request.

7. No Restraint and No Warranty:

     7.1. For the removal of doubt, no provision of this Agreement shall be construed so as to restrict THM from acquiring an interest in technology that can compete with all or any part of the Invention and Patents, and THM may freely endeavor to commercialize such competitive technologies.

     7.2. For the removal of doubt, no provision of this Agreement shall be construed as a warranty or representation by either party that the commercialization of the invention shall succeed, or that the invention is commercially exploitable.

     7.3. In addition, nothing herein shall be construed as a representation or warranty of Ferber that: (I) any patent application relating to the inventions shall be granted or that any patent obtained relating to the Invention shall be valid or afford proper protection; and in addition, (ii) Ferber makes no and hereby specifically disclaims any warranty of merchantability, fitness for a particular purpose, completeness, use, accuracy or that the Licensed Information shall be useful in any manner or commercially exploitable.

8. Notices

Any notice or communication under this Agreement shall be sent to the persons and address as set out below, unless notified otherwise. If the notice involves an alleged breach of this Agreement, it shall be sent by registered or certified mail, and also communicated by telephone as soon as possible.

THM: Tel Hashomer Medical Research, Infrastructure and Services Ltd.

     Attention:  Dr. Sylvie Luria, Director Business and Development

     Address: Tel Hashomer, 52621, Israel

     Telephone: +972 3 5305998

     Fax: +972 3 5305944

Ferber: 31/12 Hanivim St. Tel Aviv 64072

        Telephone: 03-5303152

All communications relating to this Agreement shall be deemed to be duly received ten (10) days after mailing, or upon actual receipt, whichever is earlier, and shall be deemed received the day after transmission, if sent by fax.

14. Assignability

This rights and title of the Parties referred to in this Agreement shall not be assigned by either Party, without the prior written consent of the other Party, which consent may not be unreasonably withheld. Notwithstanding the foregoing in this clause, THM shall be entitled to assign all it's rights and obligations hereunder to any technology transfer entity established for the benefit of the Chaim Sheba Medical Center.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.

for THM                                          for: Ferber

By: _______________________                      By:    _______________________

Title:_____________________                      Title: _______________________

                                   Appendix A

                                 List of Patents

                                   Appendix B

                             Investigators Agreement

                                   APPENDIX C

              DISCLOSURES OF LICENSED INFORMATION TO THIRD PARTIES

Appendix C

List of NDAs signed regarding Prof. Ferber technology through THM

Date                       Recipient
April 14th, 2010           Stacy Sokol USA
July 2009                  Patrick Shnegelsberg
May 2009                   Rachel Philosof
August 13th 2008           Tal Simchony
July 2008                  Van Leer Incubator
June 7th 2008              Kitty Ohel
January 10th, 2008         Tamar Ben Yedidia
December 2007              BioLineRx

                                   APPENDIX D

                       ADDITIONAL INVENTION DOCUMENTATION

Post Stock Split 35 to 1                         Pre                                     Post License
                                         Common       % (fully       Common    ESOP (Common                   % (fully
Name of Shareholder                      Stock        diluted)       Stock        Stock)        Total FD      diluted)
-------------------                      -----        --------       -----        ------        --------      --------
Current Shareholders & Investors*     37,000,000       76.88%     37,000,000                   37,000,000      66.50%
Odded Schwartz **                     11,126,951       23.12%     11,126,951                   11,126,951      20.00%
Sarah Ferber                                                                    2,781,905      2,781,905        5.00%
Patent Attorney                                                                 1,390,952      1,390,952        2.50%
Vered Caplan                                            0.00%             --    3,338,285      3,338,285        6.00%
Total                                 48,126,951      100.00%                   7,511,142      55,638,093        100%

* investors 1,500,000 (this includes shares to be issued at the closing and shares issuable upon the exercise of warrants).

**   See also option granted by Mr. Guilbert Cuison and Mr. Jerome Golez